Exhibit 10.13
WEJO GROUP LIMITED
SAVE AS YOU EARN SHARE OPTION PLAN
Adopted by the Company on

1

WEJO GROUP LIMITED
SAVE AS YOU EARN SHARE OPTION PLAN

DEFINITIONS AND INTERPRETATION

1.1
The following definitions and rules of interpretation apply in the Plan:

“Adoption Date”	the date of the adoption of the Plan by the Company;
“Associated Company”	has the meaning given in paragraph 47 of Schedule 3;
“Board”	the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan;
“Bonus Date”	the earliest date on which a bonus is payable under the relevant Savings Contract;
“Business Day”	any day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;
“Code”	the Internal Revenue Code of 1986, as amended, of the United States.
“Company”	Wejo Group Limited incorporated and registered in Bermuda;
“Constituent Company”	any of the Company and any Eligible Company specified by the Board (at the relevant time) to be a Constituent Company:
“Control”	has the meaning given in section 719 of ITEPA 2003;
“Dealing Day”	a day on which the investment exchange on which Shares are listed or traded is open for the transaction of business;
“Eligible Company”	any company of which the Company has Control and any jointly owned company (as defined in paragraph 46 of Schedule 3) that is:
(a) treated as being under the Company’s Control under paragraph 46 of Schedule 3; and
(b) not excluded from being a Constituent Company under paragraph 46(4) of Schedule 3;
“Eligible Employee”	a person who satisfies the following conditions:
(a) is an employee (but not a director) of a Constituent Company; and
(b) is an executive director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;
(c) has earnings from the office or employment within (a) or (b) above that are general earnings (or would be, if there were any) subject to section 15 of ITEPA 2003;

(d)
on the relevant Grant Date, meets any qualifying period of continuous service with an Eligible Company (not exceeding five years before the Grant Date) that the Board may from time to time specify under Rule 4.5;

(e) any other employee or executive director of a Constituent Company who is nominated to participate by the Board;
“ESPP”	the Wejo Group Limited 2021 Employee Share Purchase Plan:
“Exercise Price”	the price (which shall be in pounds sterling) at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to Rule 21):

(a) if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and
(b) many not be less than 80% of the Market Value of a Share on the relevant Invitation Date;
“Existing Option”	an option or other right to acquire or receive Shares granted under any Share Incentive Scheme (including the Plan), that remains capable of exercise, or in the case of options or rights that do not require exercise, remains capable of satisfaction;
“Expected Repayment”

(a)
in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken as including a bonus, the aggregate of the maximum amount of contributions repayable under the Savings Contract and the amount of any bonus and/or interest payable under the Savings Contract at the Bonus Date; and

(b)
in relation to any Option for which the Repaid Amount under the linked Savings Contact will be taken not to include any bonus, the maximum amount of contributions repayable under the Savings Contract;

“Grant Date”	the date on which an Option is granted under the Plan;
“HMRC”	HM Revenue and Customs;
“Invitation Date”	a date on which invitations to apply for Options are, were, or are to be issued under the Plan;
“ITEPA 2003”	the Income Tax (Earnings and Pensions) Act 2003;
“Key Feature”	has the meaning given in paragraph 40B(8) of Schedule 3;
“Listing Rules”	the Listing Rules issued by the Financial Conduct Authority as amended from time to time;
“Market Value”	the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. If Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.
“Option”	a right to acquire Shares granted under the Plan;
“Option Certificate”	a certificate setting out the terms of an Option;
“Option Holder”	an individual who holds an Option or, where applicable, their personal representatives;
“Plan”	the Wejo Group Limited employee share option plan constituted and governed by these rules as amended from time to time;
“Redundancy”	has the meaning given by the Employment Rights Act 1996;
“Relevant Restriction”	any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment related securities were references to Shares;
“Repaid Amount”	the amount received by way of repayment of contributions and payments of bonus or interest (if any) under the Savings Contract linked to the relevant Option. The Repaid Amount will not include the amount of any bonus, if the Board decides that it will not under Rule 4.1 and notifies this to the Option Holders at the Grant Date under Rule 10.4.
“Rollover Period”	any period during which Options may be exchanged for options over shares in another company under paragraph 38 of Schedule 3;
“Savings Arrangement”	a certified SAYE savings arrangement (as defined in section 703 of the Income Tax (Trading and Other Income) Act 2005) that is nominated by the Board and by an officer of HMRC for the purposes of Schedule 3;
“Savings Contract”	a savings contract under a Savings Arrangement;
“SAYE Code”	has the meaning given in section 516(3) of ITEPA 2003;
“Schedule 3”	Schedule 3 to ITEPA 2003;
“Schedule 3 SAYE option scheme”	a scheme that meets the requirements of Schedule 3;
“Scheme-related Employment”	the office or employment by virtue of which a person is or was eligible to become an Option Holder;
“Share Incentive Scheme”	any arrangement to provide employees and/or directors with Shares;
“Shares”	common shares of par value $0.001 in the Company (subject to Rule 21) that meet the requirements of paragraphs 18 to 20 and paragraph 22 of Schedule 3;
“Subsidiary”	a subsidiary as defined in section 1139 of the Companies Act 2006;
“Taxable Year”	either (a) the calendar year, or (b) if it ends later than the relevant calendar year, the 12-month period for which the company that employs the Option Holder is obliged to pay tax;
“Treasury Regulations”	regulations promulgated by the United States Treasury Department;

1.2
Rule headings shall not affect the interpretation of the Plan.

1.3
Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4
Unless the context otherwise requires, a reference to one gender shall include a reference to other genders.

1.5
A reference to a statue or statutory provision is a reference to it as amended, enacted or re-enacted from time to time.

1.6
A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7
A reference to “writing” or “written” includes fax and email.

1.8
Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9
A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.10
References to rules are to rules of the Plan.

1.11
Any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, phrase or term preceding those terms.

PERIOD OF OPERATION OF THE PLAN

2.1
Invitations to participate in the Plan may only be issued between the Adoption Date and the tenth anniversary of the Adoption Date.

ISSUE OF INVITATIONS

3.1
Invitations to apply for Options may be issued at any time .

3.2
Invitations to apply for Options must not be issued at any time if it would be unlawful, or in breach of any regulation or guidance applicable to the Company.

BOARD DECISIONS REGARDING ISSUE OF INVITATIONS

On each occasion that the Board decides to issue invitations to apply for Options, the Board must also decide:
4.1
whether or not Repaid Amounts will be taken to include a bonus;

4.2
whether to invite applications for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury specifications for certified savings arrangements), or to offer a choice between those Option periods;

4.3
the minimum monthly contribution to be made under a Savings Contract linked to any Option granted as a result of the invitations. This must be between £5 and £10 (or any other minimum or maximum amounts specified in the HM Treasury specifications or Schedule 3 from time to time);

4.4
the maximum number, if any, of Shares over which Options may be granted on this occasion;

4.5
the minimum qualifying period of service, if any, with an Eligible Company for the purposes of defining who will be an Eligible Employee. This may not be longer than five years or any other maximum period then specified in paragraph 6(2)(b) of Schedule 3;

4.6
any limit on the monthly contribution amount and/or the Option period that may be chosen by reference to:

4.6.1
the level of the applicant’s remuneration;

4.6.2
the duration of the applicant’s length of service; or

4.6.3
any similar factors.

INVITATIONS MUST BE ISSUED TO ALL ELIGIBLE EMPLOYEES

On each occasion that the Board decides to issue invitations to apply for Options, those invitations must be sent to all Eligible Employees.

CONTENT OF INVITATIONS TO APPLY FOR OPTIONS

6.1
Invitations to apply for Options must be in a form approved by the Board and must:

6.1.1
comply with Rule 6.2;

6.1.2
include or be accompanied by invitations to apply to enter into appropriate Savings Contracts; and

6.1.3
include a statement that each invitation is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code and that those provisions will prevail over any conflicting statement.

6.2
Each invitation must specify (without limitation):

6.2.1
the minimum monthly contribution determined by the Board under Rule 4.3;

6.2.2
the Exercise Price, or the method by which that Exercise Price will be notified to Eligible Employees;

6.2.3
whether Repaid Amounts will be taken to include a bonus;

6.2.4
whether applications may be made for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HM Treasury savings arrangement specifications) or whether there is a choice between those Option periods;

6.2.5
any limit on the number of Shares that may be placed under Option under Rule 4.4, and, if there is such a limit, that applications will be scaled down in accordance with Rule 9 if applications are received in excess of the limit;

6.2.6
that, to be considered for the grant of Options, completed applications should be received by the Board, or any person nominated to receive applications on behalf of the Board, by 5pm on the day falling 21 days after the Invitation Date; and

6.2.7
any minimum qualifying period of service which applies for the purpose of determining who is an Eligible Employee; and

6.2.8
any limitations on applications imposed under Rule 4.6.

6.3
Any accidental failure or omission to deliver an invitation to any Eligible Employee will not invalidate the grant of Options.

APPLICATION FOR OPTIONS

Each application for an Option must be in a form approved by the Board and must:
7.1
state the period of the Option applied for;

7.2
incorporate or be accompanied by a completed application form to enter into a Savings Contract, in which the applicant agrees to make a monthly contribution of a specified amount;

7.3
state that, when aggregated with contributions made by the applicant under any other savings contracts linked to Schedule 3 SAYE option schemes, the proposed contribution will not exceed the maximum then permitted by paragraph 25(3)(a) of Schedule 3;

7.4
if a limit has been specified under Rule 4.4, state that, if applications are scaled down, applicants agree to the amendment or withdrawal of their applications in accordance with Rule 9;

7.5
authorise the Company to deduct the appropriate monthly contribution from the applicant’s pay and pay those deductions to the Savings Contract provider;

7.6
include the applicant’s agreement to be bound by the terms of the Plan; and

7.7
state that:

7.7.1
the application is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code; and

7.7.2
those provisions will prevail over any conflicting statement.

EXPECTED REPAYMENT MUST EQUAL AGGREGATE EXERCISE PRICE

8.1
The Expected Repayment under a Savings Contract must, as nearly as possible, equal the amount required to be paid to exercise the linked Option in full.

8.2
Each application under Rule 7 will be treated as being for an Option over the largest whole number of Shares that can be acquired at the relevant Exercise Price with the Expected Repayment under the linked Savings Contract.

SCALING DOWN

9.1
If the Board has specified a limit under Rule 4.4 for a particular set of invitations and, in response to those invitations, the Board receives applications for Options over a total number of Shares which exceeds that limit, the Board shall scale down applications as set out in this Rule 9.

9.2
Applications for Options shall be scaled down using the first of the methods in this Rule 9 that will ensure that the limit the Board has specified under Rule 4.4 is not exceeded.

9.3
The methods to be used to scale down applications are as follows:

9.3.1
if Repaid Amounts were intended to be taken to include a bonus, each application will instead be treated as an application for an Option under which Repaid Amounts will not be taken to include a bonus;

9.3.2
Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds £50 will be reduced pro rata; and

9.3.3
Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds the minimum contribution amount specified under Rule 4.3 will be reduced pro rata.

9.4
If scaling down cannot be achieved by any of the methods set out in Rule 9.3:

9.4.1
the Board may decide not to continue with scaling down and decide instead that no Options will be granted as a result of the relevant invitations; or

9.4.2
if the Board decides to continue with scaling down, applicants will be selected by lot, and each selected applicant will be taken to apply for an Option of the shortest period and a monthly savings contribution of the minimum contribution amount that are specified in the invitation.

GRANT OF OPTIONS

10.1
An Option can only be granted to a person who is an Eligible Employee on the Grant Date.

10.2
Subject to Rule 10.1 and Rule 9.4, the Board must grant an Option to each person who has submitted a valid application under Rule 7.

10.3
Each Option must be granted over the number of Shares for the relevant application determined in accordance with Rule 8 and, if appropriate, Rule 9.

10.4
The Board must notify Option Holders at the Grant Date whether or not Repaid Amounts will be taken to include any bonus. This will be determined at the time of grant of each Option in accordance with:

10.4.1
the determination of the Board under Rule 4.1; and

10.4.2
if the relevant applications were scaled down, the application of Rule 9.

10.5
Options must be granted:

10.5.1
unless applications were scaled down under Rule 9, not later than 30 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and

10.5.2
if applications were scaled down under Rule 9, not later than 42 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price.

10.6
Options must not be granted:

at any time when that grant is prohibited by, or in breach ofany rule of an investment exchange on which Shares are listed or traded, or any non-statutory rule that binds the Company or with which the Board has resolved to comply.

10.7
Options are granted by the Company in a manner approved by the Board.

10.8
A single grant instrument (a deed poll) may be used to grant any number of Options.

10.9
The Company must not require any amount to be paid in consideration of the grant of an Option.

OPTION CERTIFICATES

11.1
The Board must issue to each Option Holder an Option Certificate (in a form approved by the Board) as soon as possible after the Grant Date.

11.2
Each Option Certificate must set out (without limitation):

11.2.1
the Grant Date of the Option;

11.2.2
the number and class of the Shares over which the Option is granted;

11.2.3
the Exercise Price;

11.2.4
that the Option may be exercised from the Bonus Date of the Savings Contract linked to the Option, unless the Option lapses or becomes exercisable under these rules before that date;

11.2.5
that the Option will lapse on the date falling six months after the Bonus Date of the Savings Contract linked to the Option, unless it has been exercised or has lapsed under these rules before then (or a later lapse date applies under Rule 16);

11.2.6
a statement that:

(a)
the Option is subject to these rules and the SAYE Code;

(b)
those provisions prevail over any conflicting statement relating to the Option’s terms; and

11.2.7
a statement specifying whether or not the Shares are subject to any Relevant Restriction and, if so, details of the Relevant Restriction.

OVERALL LIMITS ON GRANTS

12.1
Subject to Rule 21 and Rule 12.2, the maximum number of Shares that may be issued under the Plan, when aggregated with the number of Shares issued and issuable under the ESPP, will not exceed the number of shares that may be issued under Section 3 of the ESPP.

12.2
If any Option lapses without having been exercised in full, the Shares not acquired under that Option will again become available for issue under the Plan or the ESPP in accordance with Section 3 of the ESPP.

EXERCISE OF OPTIONS: GENERAL RULES

13.1
Subject to Rule 13.3, Rule 14 and Rule 19, an Option may only be exercised:

13.1.1
when the Option Holder is an employee or director of a Constituent Company; and

13.1.2
at any time within six months after the Bonus Date of the Savings Contract linked to that Option.

13.2
An Option cannot be exercised:

13.2.1
when exercise is prohibited by law or regulation with the force of law; or

13.2.2
when exercise is prohibited by or in breach of any rule of an investment exchange on which Shares are listed or traded, or any provision of a personal dealing code adopted by the Company, or any other non-statutory rule that binds the Company.

13.3
An Option Holder who is a director or employee of an Associated Company may exercise an Option at any time within six months after the Bonus Date of the Savings Contract linked to that Option.

13.4
Notwithstanding anything to the contrary herein, including Section 14 and Section 15 of the Plan, if an Option Holder (or their personal representative(s)) is subject to taxation in the United States such Option Holder may exercise an Option under any rule of the Plan only through the 15th day of the third month which follows the earlier of (i) the Taxable Year in which the Option Holder ceases to hold Scheme-related Employment or (ii) the Taxable Year in which the Option Holder becomes eligible for Retirement as provided under Section 14.2.4, in each case if such date falls before the date on which the relevant exercise period would otherwise end under these rules. To the extent applicable, it is intended that the Plan and all Options hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Option Certificates shall be interpreted and applied in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Option Certificate, (ii) Option, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Board to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Board shall have the authority to take such actions and to make such changes to the Plan or an Option Certificate as the Board deems necessary to comply with such requirements. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on an Option Holder by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

13.5
If a Repaid Amount is insufficient to exercise the Option linked to the relevant Savings Contract in full:

13.5.1
the aggregate Exercise Price paid to exercise the Option may not exceed the Repaid Amount; and;

13.5.2
the number of Shares acquired on exercise of the Option may not exceed the number obtained by dividing the Repaid Amount by the Exercise Price for the Option and, if the result of that division is not a whole number, rounding it down to the nearest whole number.

EXERCISE AFTER SCHEME RELATED EMPLOYMENT ENDS

14.1
An Option Holder who has ceased to hold Scheme-related Employment for one of the reasons listed in Rule 14.2 may exercise an Option at any time in the period ending on the earliest to occur of:

14.1.1
the date falling six months after the date on which the Scheme-related Employment ceased; and

14.1.2
the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

14.2
Options may be exercised as set out in Rule 14.1 if Scheme-related Employment ends for one of the following reasons:

14.2.1
injury;

14.2.2
disability;

14.2.3
Redundancy;

14.2.4
Retirement;

14.2.5
a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

14.2.6
if the Option Holder holds office or is employed in a company which is an associated company (which has the meaning given in paragraph 35(4) of Schedule 3, and not the meaning given to “Associated Company” in Rule 1.1), that company ceasing to be an associated company by reason of a change of control. For the purposes of this rule, “control” has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to “Control” in Rule 1.1;

14.2.7
the employment related to a business or part of a business which was transferred to a person other than an Associated Company, where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006.

14.3
An Option Holder who ceases to hold Scheme-related Employment for any reason other than one listed in Rule 14.2 may exercise an Option granted more than three years before the date on which Scheme-related Employment ceased at any time in the period ending on the earliest to occur of:

14.3.1
the date falling six months after the date on which the Scheme-related Employment ceased; and

14.3.2
the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

14.4
Rule 14.5 applies to any Options held by an Option Holder who has ceased to hold Scheme-related Employment because it related to a business or part of a business that was transferred to a person other than an Associated Company, where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006. It applies if the Option Holder has subsequently ceased to hold the post-transfer office or employment for a reason falling within Rule 14.2.

14.5
An Option falling within Rule 14.4 may be exercised at any time in the period starting immediately after the date on which the post-transfer employment ceased and ending on the earliest to occur of:

14.5.1
the date falling six months after the date on which the post-transfer employment ceased; and

14.5.2
the date falling six months after the Bonus Date of the Savings Contract linked to that Option.

14.6
An Option Holder will not be treated as ceasing to hold Scheme-related Employment until that Option Holder ceases to hold any office or employment with:

14.6.1
the Company;

14.6.2
any Eligible Company or other company that is controlled by the Company; or

14.6.3
any company that controls the Company or is controlled by a person or persons who also control the Company.

In this rule, “control” has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to “Control” in Rule 1.1.

EXERCISE AFTER THE OPTION HOLDER’S DEATH

Subject to Rule 13.4, an Option may be exercised by the Option Holder’s personal representatives at any time in the period starting immediately after the date of death and ending:
15.1
if the Option Holder died before the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after the date of death; or

15.2
if the Option Holder died on or within six months after the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after that Bonus Date.

LAPSE OF OPTIONS

16.1
Options may not be transferred or assigned or have any charge or other security interest created over them. An Option will lapse if the relevant Option Holder attempts to do any of those things. The transmission of an Option to an Option Holder’s personal representatives on the death of the Option Holder will not cause an Option to lapse.

16.2
An Option will lapse on the earliest of the following:

16.2.1
any attempted action by the Option Holder falling within Rule 16.1;

16.2.2
the date falling six months after the Bonus Date of the Savings Contract linked to the Option, if the Option Holder is alive at that time;

16.2.3
when the Option Holder’s Scheme-related Employment ceases, if the Option may not then be exercised after cessation under any part of Rule 13 and the Option Holder is alive at that time;

16.2.4
unless non-payment arises when the Option may be exercised under Rule 14 or Rule 15 or when the Option may be exercised or exchanged under Rule 19, the date on which the Option Holder gives notice (or is deemed under the terms of the Savings Contract linked to the Option to have given notice) that they intend to stop making payments under the Savings Contract;

16.2.5
unless notice is given when the Option may be exercised under Rule 14 or Rule 15 or when the Option may be exercised or exchanged under Rule 19, the Option Holder giving notice to terminate that Savings Contract;

16.2.6
at the end of any period during which the Option may be exercised under Rule 14, unless that period ended on the Option Holder’s death;

16.2.7
if the Option Holder has died:

(a)
before the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after the date of death; or

(b)
on or within six months after the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after that Bonus Date;

16.2.8
the time specified for the lapse of the Option under Rule 19; and

16.2.9
the bankruptcy of the Option Holder.

16.3
Where any part of Rule 16.2 refers to the end of an exercise period, the end of the period must be determined without reference to Rule 13.4, if it applies.

EXERCISE OF OPTION: PROCESS

17.1
An Option may be exercised by the Option Holder giving a written exercise notice to the Company, that must:

17.1.1
set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:

(a)
the Option shall be treated as exercised only in respect of that lesser number; and

(b)
any excess amount paid to exercise the Option must be refunded;

17.1.2
be made using a form approved by the Board; and

17.1.3
if the Company so requires, be accompanied by the relevant Option Certificate.

17.2
An exercise notice must be accompanied by a payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice, that is, or is derived from, the relevant Repaid Amount. If the Savings Contract provider permits, payment may take the form of a valid direction to the Savings Contract provider to repay to the Company the whole amount due to the Option Holder under the Savings Contract linked to the relevant Option.

17.3
Any exercise notice will be invalid to the extent that it is inconsistent with the Option Holder’s rights and obligations under these rules and the relevant Option.

17.4
The Company may permit the Option Holder to correct any defect in an exercise notice (but is not obliged to do so). The date of any corrected exercise notice will be the date of the correction.

17.5
Shares must be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of the Plan.

17.6
Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option will rank equally in all respects with the other shares of the same class in issue at the date of allotment.

17.7
Shares transferred in satisfaction of the exercise of an Option must be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.

17.8
If the Shares are listed or traded on any stock exchange, the Company must apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be listed or admitted to trading on that exchange.

RELATIONSHIP WITH EMPLOYMENT CONTRACT

18.1
The rights and obligations of any Option Holder under the terms of the office or employment with any company will not be affected by being an Option Holder.

18.2
The value of any benefit realised under the Plan by Option Holders will not be taken into account in determining any pension or similar entitlements.

18.3
Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with any company. This exclusion of liability applies however termination of office or employment is caused and however compensation or damages may be claimed.

18.4
Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan (however the relevant circumstances are caused, and however compensation or damages may be claimed) where such loss arises (or is claimed to arise), in whole or in part, from:

18.4.1
any company ceasing to be a Constituent Company;

18.4.2
any company ceasing to be an Associated Company;

18.4.3
the transfer of any business from a Constituent Company to any person which is neither a Constituent Company nor an Associated Company;

18.4.4
the transfer of any business from a Constituent Company to an Associated Company which is not a Constituent Company;

18.4.5
any change to invitations made under the Plan, including any variation of their terms or timing, or their complete suspension or termination;

18.4.6
the lapse of any Option;

18.4.7
any failure by the Board to nominate an Eligible Company to be a Constituent Company; or

18.4.8
any failure by the Board to make an invitation to apply for an Option to any person who is not at the relevant time an Eligible Employee, where it is in the Board’s discretion to do so.

EXERCISE OF OPTION ON TAKEOVER OR OTHER CORPORATE EVENT

19.1
For the purposes of Rule 19 and Rule 20, a Relevant Event means:

19.1.1
a person (the Controller) obtaining Control of the Company as a result of:

(a)
making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(b)
making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

19.1.2
the court sanctioning a compromise or arrangement under either section 899 or section 901F of the Companies Act 2006 that is applicable to or affects:

(a)
all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or

(b)
all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or

19.1.3
shareholders becoming bound by a non-UK reorganisation (as defined in paragraph 47A of Schedule 3) that is applicable to or affects:

(a)
all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or

(b)
all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE option scheme; or

19.1.4
a person becoming bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

19.2
Subject to Rule 20, if a Relevant Event occurs, an Option may be exercised:

19.2.1
within six months of a Relevant Event occurring under Rule 19.1.1, Rule 19.1.2, or Rule 19.1.3;

19.2.2
at any time after a Relevant Event occurring under Rule 19.1.4, for as long as that person remains so bound or entitled.

The Option shall lapse when it is no longer capable of being exercised under this Rule 19.2 or released pursuant to Rule 20.
19.3
If, as a result of a change of Control in the circumstances set out below, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised within the period of 20 days following the change of Control. The circumstances are:

19.3.1
a Relevant Event specified in Rule 19.1.1; or

19.3.2
a change of Control occurs as a result of a Relevant Event specified in Rule 19.1.2, Rule 19.1.3 or Rule 19.1.4.

If an Option is not then exercised, it will lapse on the expiry of 20 days following the change of Control.
19.4
If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised during a period of 20 days ending with the Relevant Event. If an Option is exercised under this Rule 19.4, it will be treated as having been exercised in accordance with Rule19.2.

19.5
If the Board makes arrangements for the exercise of Options under Rule 19.4:

19.5.1
unless the Board determines otherwise, any Option not exercised in accordance with those arrangements will lapse on the date of Relevant Event; and

19.5.2
if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

19.6
If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options in accordance with Rule 20.1, then the Board may determine that:

19.6.1
Options may not be exercised; and

19.6.2
all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under Rule 20.1.

19.7
In this Rule 19 (but not Rule 20.1), a person (P) will be deemed to have obtained Control of a company if P, and others acting with P, have obtained Control of it together.

19.8
If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the resolution is passed, and it will lapse at the end of that period.

19.9
The Board must notify Option Holders of any event that may trigger the exercise of Options under this Rule 19 within a reasonable period after the Board becomes aware of it.

ROLLOVER OF OPTIONS

20.1
If as a result of a Relevant Event a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option) as set out in this Rule 20.

20.2
A New Option must:

20.2.1
be over shares in the Acquiring Company (or some other company falling within paragraph 39(2)(b) of Schedule 3) that satisfy the requirements of paragraphs 18 to 20 and 22 of Schedule 3;

20.2.2
be a right to acquire such number of shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the Shares subject to the Old Option immediately before its release;

20.2.3
have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total Exercise Price payable on complete exercise of the Old Option; and

20.2.4
be on terms otherwise identical to the Old Option immediately before the Old Option’s release.

20.3
For the purposes of this Rule 20 Rollover Period has the meaning given in paragraph 38(3) of Schedule 3.

20.4
A New Option granted under Rule 20.1 will be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

20.5
The Plan will be interpreted in relation to any New Options as if references to:

20.5.1
The Company (except for those in the definitions of Constituent Company and Eligible Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

20.5.2
The Shares were references to the shares subject to the New Options.

20.6
The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 3) following the release of Options and the grant of New Options under Rule 20.1.

20.7
The Acquiring Company must issue (or procure the issue of) an Option Certificate for each New Option as soon as reasonably practical.

VARIATION OF SHARE CAPITAL

21.1
If there is a variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise), which affects (or may affect) the value of Options, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate.

21.2
An adjustment under Rule 21.1 must meet the following requirements:

21.2.1
the total Market Value of Shares subject to the Option must be substantially the same immediately after the variation of share capital as immediately before the variation of share capital;

21.2.2
the total amount payable on the exercise of any Option immediately after the variation of share capital must be substantially the same as immediately before the variation of share capital; and

21.2.3
the Exercise Price for a Share to be newly issued on the exercise of an Option must not be reduced below that Share’s nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).

21.3
For the purposes of Rule 21.2.1 Market Value shall be determined as follows:

21.3.1
if the variation takes place at a time when the Shares are listed on the main market of the London Stock Exchange, the middle market quotation for a Share on the main market of the London Stock Exchange immediately before or after (as the case may be) the variation; or

21.3.2
if the variation takes place at a time when the Shares are not so listed, in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992.

NOTICES

22.1
Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

22.1.1
delivered by hand or by pre-paid first class post or other next working day delivery service at the appropriate address;

For the purpose of this Rule 22, the “appropriate address” means:
(a)
in the case of the Company, its registered office, provided the notice is marked for the attention of [the Company Secretary];

(b)
in the case of an Option Holder, their home address;

(c)
if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and

22.1.2
sent by fax to the fax number notified in writing by the recipient to the sender; r

22.1.3
sent by email to the appropriate email address.

For the purposes of this Rule 22, “appropriate email address” means
(a)
in the case of the Company, the email address of the Company Secretary from time to time;

(b)
in the case of the Option Holder, if they are permitted to receive personal emails at work, their work email address.

22.2
Any notice or other communication given under this Rule 22 shall be deemed to have been received:

22.2.1
if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

22.2.2
if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service;

22.2.3
if sent by fax, at 9.00 am on the next Business Day after transmission; and

22.2.4
if sent by email, at 9.00 am on the next Business Day after sending.

22.3
This Rule 22 does not apply to:

22.3.1
the service of any exercise notice pursuant to Rule 11.2; and

22.3.2
the service of any proceedings or other documents in any legal action, or where applicable, any arbitration or other method of dispute resolution.

ADMINSTRATION AND AMENDMENT

23.1
The Board shall direct the administration the Plan.

23.2
The Board may amend the Plan from time to time, but:

23.2.1
the Board may not amend a Key Feature if the effect would be that the Plan would no longer be a Schedule 3 SAYE option scheme. If the Board amends a Key Feature, the Company shall make a declaration under paragraph 40B of Schedule 3 that the Plan continues to meet the requirements of Parts 2 to 7 of Schedule 3;

23.2.2
while Shares are admitted to the Official List maintained by the Financial Conduct Authority, the Board may not make any amendment to the advantage of Option Holders if that amendment relates to:

(a)
the definition of Eligible Employee;

(b)
Rule 12;

(c)
an Option Holder’s maximum entitlement; or

(d)
the basis for determining an Option Holder’s entitlement to, and the terms of Shares or any other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital;

without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or for an Eligible Company).
23.3
The Board may establish further savings-related share option plans to operate in overseas territories (overseas plans) that are governed by rules similar to the rules of the Plan, but modified to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice, provided that:

23.3.1
all overseas plans are subject to the limitation on awards set out in Rule 12;

23.3.2
only employees of Eligible Companies who are resident in (or otherwise subject to the tax laws of) the relevant territory are entitled to benefit under any overseas plan; and

23.3.3
no employee has an entitlement to awards under any overseas plan greater than the maximum entitlement of an Eligible Employee under the Plan.

23.4
The cost of establishing and operating the Plan will be borne by the Constituent Companies in proportions determined by the Board.

23.5
The Company must ensure that, in order to satisfy the exercise of all Options, at all times:

23.5.1
it has sufficient unissued or treasury Shares available; or

23.5.2
arrangements are in place for any third party to transfer issued Shares,

to satisfy the exercise of all the Options.
23.6
Any decision under the Plan, and whether to consider making such a decision, shall be entirely at the discretion of the Board.

23.7
The Board will determine any question of interpretation and settle any dispute arising under the Plan. In such matters the Board’s decision will be final.

23.8
In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.

23.9
The Company has no obligation to notify any Option Holder:

23.9.1
if an Option is due to lapse; or

23.9.2
when an Option is due to, or has, become exercisable.

23.10
The Company has no obligation to provide Option Holders with copies of any materials sent to the holders of Shares.

GOVERNING LAW

24.1
The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

JURISDICTION

25.1
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

25.2
Each party irrevocably consents to any process in any legal action or proceedings under Rule 25.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

THIRD PARTY RIGHTS

26.1
A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any Employer Company of the Option Holder which is not a party. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

26.2
The rights of the parties to an Option to surrender, termination or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

DATA PROTECTION

27.1
For the purpose of operating the Plan, the Company will collect and process information relating to Employees and Option Holders in accordance with the privacy notice which is available by request from the Company Secretary.